UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  May 16, 2013

The Bon-Ton Stores, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-19517	23-2835229
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2801 E. Market Street, York, Pennsylvania 17402

(Address of principal executive offices)

(717) 757-7660

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events

On May 16, 2013, The Bon-Ton Stores, Inc. (the “Company”) issued a press release announcing that its wholly-owned subsidiary, The Bon-Ton Department Stores, Inc. (“Bon-Ton”), priced $350,000,000 aggregate principal amount of its 8.00% Second Lien Senior Secured Notes due 2021 (the “2021 Notes”) at an issue price of 100.00%.  In addition to the pricing information, the Company also announced that the offering size was increased by $50,000,000 from the $300,000,000 previously announced, to $350,000,000.  The 2021 Notes have been offered in a private offering that is exempt from registration under the Securities Act of 1933, as amended.

The 2021 Notes will be guaranteed by, and will be secured by a second-priority lien on substantially all of the current and future assets of, the Company and certain of its subsidiaries, and will mature on June 15, 2021.  The net proceeds from the sale of the 2021 Notes are expected to be used by Bon-Ton to purchase its outstanding 10¼% Senior Notes due 2014 and its outstanding 10 5/8% Second Lien Senior Secured Notes due 2017, pursuant to Bon-Ton’s tender offers announced on May 13, 2013, or to redeem such notes, and to pay related fees and expenses.

The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01      Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	News Release issued by The Bon-Ton Stores, Inc. on May 16, 2013, announcing the pricing of the 2021 Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2013

THE BON-TON STORES, INC.

By:	/S/ KEITH E. PLOWMAN
Keith E. Plowman
Executive Vice President and Chief Financial Officer